AMENDMENT OF GLOBAL GUARANTEE THIS AMENDMENT OF GUARANTEE (this “Amendment”) is made as of May 31, 2022. BY: BBUC HOLDINGS INC. (the “Guarantor”) IN FAVOUR OF: Each of the lenders listed on Schedule “A” hereto, and any other “Bi-lateral Lender” from time to time under any “Bi-lateral Facility”, as such terms are defined in the Credit Agreements (as hereinafter defined) (collectively, the “Lenders” and each a “Lender”). RECITALS: A. The Guarantor delivered a Global Guarantee in favour of certain of the Lenders (the “Guarantee”) on March 15, 2022 pursuant to certain credit agreements among, inter alios, Brookfield Business L.P., Brookfield BBP Canada Holdings Inc., Brookfield BBP Bermuda Holdings Limited and Brookfield BBP US Holdings LLC (collectively, the “Borrowers”), as borrowers, Brookfield Business Partners L.P.,, as guarantor, and certain of the Lenders, each as a single lender (the “Original Credit Agreements”). B. While the Guarantee was executed and delivered on March 15, 2022, the Guarantee was inadvertently dated as of March 15, 2021. C. On (i) May 27, 2022, the Borrowers entered into amendments and restatements of the Original Credit Agreements with each Lender under the Guarantee, and (ii) on the date hereof, the Borrowers entered into certain new credit agreements in the same form thereof with the remaining Lenders (such amendments and restatements, new credit agreements, and any new Bi-lateral Facilities entered into by the Borrowers or any affiliates thereof from time to time following the date hereof, each as amended, restated or supplemented from time to time, the “Credit Agreements”, and each a “Credit Agreement”). D. The Guarantor is delivering this Amendment in connection with the new Credit Agreements and to confirm its guarantee obligations to any additional Bilateral Lender under future Credit Agreements. E. Except as expressly provided herein, all capitalized terms used herein but not defined shall have the meaning ascribed thereto in the Guarantee; NOW THEREFORE in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto agree as follows:

1. Amendment 1.1 The date of the Guarantee is confirmed to be March 15, 2022. 1.2 Schedule “A” of the Guarantee is hereby deleted in its entirety and replaced with Schedule “A” to this Amendment. 1.3 The definitions of “Lenders” and “Lender” in the Guarantee are hereby deleted and replaced with the definition of “Lenders” and “Lender” in the introduction of this Amendment. 1.4 The definitions of “Credits Agreements” and “Credit Agreement” in the Guarantee are hereby deleted and replaced with the definition of “Credit Agreements” and “Credit Agreement” in the recitals of this Amendment. 1.5 For the avoidance of doubt, the Guarantor hereby confirms that the Guarantor’s guarantee of the Borrowers’ Obligations under each of the Credit Agreements is in favour of all of the Lenders listed in Schedule “A” hereto, as well as any additional Lenders which become “Bi-lateral Lenders” under any “Bi-lateral Facility” from time to time following the date of this Amendment. 2. Headings The headings of the sections of this agreement are inserted for convenience of reference only and will not affect the construction or interpretation of this agreement. 3. Governing Law The parties agree that this agreement will be governed by and construed and interpreted in accordance with the laws of the Province of Ontario. 4. Supplemental This Amendment is supplemental to the Guarantee and the Guarantee will henceforth be read, interpreted, construed and have effect so far as practicable as if all the provisions of the Guarantee and this Amendment were contained in one instrument. 5. Ratification Except as amended by this Amendment, the Guarantee and all of its terms, conditions and obligations are hereby ratified and confirmed. [Signature Page Follows]

Signature Page – Amendment of Global Guarantee of BBUC Holdings Inc. IN WITNESS WHEREOF the undersigned has executed and delivered this Guarantee as of the date first above written. BBUC HOLDINGS INC. By: /s/ A.J. Silber Name: A.J. Silber Title: Director

SCHEDULE “A” LIST OF LENDERS • Bank of America, N.A., Canada Branch • Bank of China, New York Branch • Bank of Montreal • Barclays Bank PLC • BNP Paribas • Canadian Imperial Bank of Commerce • Citibank, N.A., Canadian Branch • Credit Agricole Corporate and Investment Bank • Credit Suisse AG, Toronto Branch • Deutsche Bank AG New York Branch • Export Development Canada • Goldman Sachs Lending Partners LLC • HSBC Bank Canada • Industrial and Commercial Bank of China (Canada) • JPMorgan Chase Bank, N.A., Toronto Branch • Morgan Stanley Senior Funding, Inc. • MUFG Bank, Ltd., Canada Branch • National Bank of Canada • Royal Bank of Canada • Société Générale • The Bank of Nova Scotia • The Toronto-Dominion Bank and The Toronto-Dominion Bank, New York Branch • Wells Fargo Bank, N.A., Canadian Branch